Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S- 8 (Nos. 333-70433 - January 11, 1999 and 333-41192 - July 11, 2000) of Level Jump Financial Group, Inc. of our report dated March 30, 2001 relating to the financial statements and schedules which appear in the Form 10-KSB for the year ended December 31, 2000 and 1999.



/s/ Simon Krowitz Bolin & Associates, P.A.

Simon Korowitz Bolin & Associates, P.A.
Rockville, Maryland
March 30, 2001